For Release on November 4, 2003	EXHIBIT 99.1

TOWN SPORTS INTERNATIONAL REPORTS ON THE QUARTER ENDED

SEPTEMBER 30, 2003

(New York, NY) November 4, 2003 — Town Sports International (“TSI” or the “Company”), a leading owner and operator of 129 health clubs in major cities from Washington, DC north through New England, today announced its results for the quarter ended September 30, 2003.

Revenues for the three months ended September 30, 2003 were $86.7 million, an increase of $5.5 million, or 6.7% over the same quarter of 2002. During the quarter, revenue at TSI’s mature clubs (those in operation for 24 months or longer) decreased by $344,000 or 0.5%. During the quarter, same club revenue at clubs opened over 12 months increased 2.2%.

Operating income for the quarter was $10.9 million compared to $9.8 million in the third quarter of 2002, while net interest expense increased to $6.6 million from $4.1 million.

The Company recorded net income for the quarter of $2.3 million compared to net income of $2.8 million for the comparable period in the prior year.

The Company’s EBITDA (earnings before interest, taxes, depreciation and amortization and loss from discontinued operations) increased by 12.4% to $19.7 million this quarter from $17.5 million in last year’s quarter. EBITDA margin improved to 22.7% in the quarter ended September 30, 2003 from 21.5% in 2002.

(a)	“Effective October 7, 2003 we are introducing new membership options at all our club locations,” said Bob Giardina, CEO of TSI. “In addition to our popular month-to-month membership option, one year and two year memberships will be offered at preferred rates. We will also be offering options for students, seniors, and families. We believe these new options will expand our reach deeper into our existing markets and increase member use during downtime hours.”

For the last twelve months ended September 30, 2003, consolidated revenues were $341.0 million compared to $311.9 million during the same period in 2002.

(i)	“I am pleased to report our cash flow provided by operating activities less cash used in investing activities has increased from $12.5 million for the nine months ended September 30, 2002 to $29.1 million for the nine months ended September 30, 2003. This cash flow coupled with our $55.8 million of cash on hand and our $48.2 million of senior credit availability positions us well for future expansion,” said Richard Pyle, CFO of TSI.

Certain statements in this release are forward-looking statements, including without limitation, statements regarding future financial results and performance and potential sales revenue. These statements are subject to various risks and uncertainties, many of which are outside our control, including the level of market demand for our services, competitive pressures, the ability to maintain current operating margins and to continue to integrate acquisitions, the application of Federal and State tax laws and regulations, and other specific factors discussed herein and in other releases by the Company. The information contained herein represents management’s best judgment as of the date hereof based on information currently available. However, we do not intend to update this information to reflect development or information obtained after the date hereof and disclaim any legal obligation to the contrary.

Reconciliation of Net Cash Provided by
Operations and Net Income to EBITDA
(Unaudited)

	Three months ended
	September 30,

	2002	2003

Net cash provided by operating activities	$15,127	$17,711
Compensation expense incurred in connection with stock options	(300)	(10)
Depreciation and amortization	(7,824)	(8,782)
Club closure costs	(1,095)	—
Noncash rental expense, net of noncash rental income	(374)	(391)
Share of net income in affiliated companies	199	161
Amortization of debt issuance costs	(489)	(338)
Net change in certain working capital components	(3,448)	(6,234)
Increase in deferred tax asset	410	236
Decrease in deferred membership costs	(71)	337
Other	(6)	(356)

Net (loss) income	2,129	2,334
Depreciation and amortization	7,752	8,782
Interest expense, net of interest income	4,074	6,581
Provision (benefit) for corporate income tax	2,846	1,989
Loss from discontinued operations of closed clubs	710	—

EBITDA	$17,511	$19,686

EBITDA Margin	21.54%	22.69%

EBITDA is defined as earnings before interest, taxes, depreciation, amortization, and loss from discontinued operations. EBITDA is presented because we believe it provides useful information regarding our operating performance and financial condition. EBITDA should not be considered in isolation or as a substitute for net income, cash flows, or other consolidated income (loss) or cash flow data prepared in accordance with Generally Accepted Accounting Principles in the United States of America (“GAAP”) or as a measure of our profitability or liquidity. Additionally, investors should be aware that EBITDA may not be comparable to similarly titled measures presented by other companies.

TOWN SPORTS INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
All figures $’000, except share data
December 31, 2002 and September 30, 2003

	December 31,	September 30,
	2002	2003

		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$5,551	$55,784
Accounts receivable, net of allowance for doubtful accounts of $120 and $482 at December 31, 2002 and September 30, 2003, respectively	1,333	1,002
Inventory	1,132	787
Prepaid corporate income taxes	3,012	1,571
Prepaid expenses and other current assets	4,430	5,816

Total current assets	15,458	64,960
Fixed assets, net of accumulated depreciation of $104,488 and $125,429 at December 31, 2002 and September 30, 2003, respectively	210,823	215,098
Goodwill	45,531	45,663
Intangible assets, net of accumulated amortization of $10,478 and $11,193 at December 31, 2002 and September 30, 2003, respectively	1,675	836
Deferred tax asset, net	20,254	18,175
Deferred membership costs	14,408	14,360
Other assets	6,101	10,367

Total assets	$314,250	$369,459

Liabilities, Redeemable Preferred Stock and Stockholders’ Deficit
Current liabilities:
Current portion of long-term debt and capital lease obligations	$5,178	$4,198
Accounts payable	5,328	3,639
Accrued interest	2,731	11,264
Accrued expenses	18,903	21,306
Deferred revenue	26,510	28,068

Total current liabilities	58,650	68,475
Long-term debt and capital lease obligations	155,765	259,088
Deferred lease liabilities	23,644	25,365
Deferred revenue	3,435	3,569
Other liabilities	7,530	7,928

Total liabilities	249,024	364,425

Redeemable preferred stock:
Redeemable senior preferred stock, $1.00 par value; liquidation value $64,512 at December 31, 2002; authorized 100,000 shares; 40,000 shares issued and outstanding at December 31, 2002	62,125	—
Series A preferred stock, at liquidation value 153,637 shares issued and outstanding at December 31, 2002 and September 30, 2003	34,841	38,585

	96,966	38,585

Stockholders’ deficit:
Series B preferred stock, at liquidation value 3,822 and 109,541 shares issued and outstanding at December 31, 2002 and September 30, 2003, respectively	303	9,636
Class A voting common stock, $.001 par value; issued and outstanding 1,176,043 shares	1	1
Paid-in capital	(32,149)	(41,130)
Unearned compensation	(278)	(248)
Accumulated other comprehensive income (currency translation adjustment)	293	400
Retained earnings (Accumulated deficit)	90	(2,210)

Total stockholders’ deficit	(31,740)	(33,551)

Total liabilities, redeemable preferred stock and stockholders’ deficit	$314,250	$369,459

TOWN SPORTS INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and nine months ended September 30, 2002 and 2003
All figures $’000
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2002	2003	2002	2003

Revenues:
Club operations	$80,219	$84,436	$235,258	$254,219
Fees and other	1,093	2,335	2,935	5,511

	81,312	86,771	238,193	259,730

Operating expenses:
Payroll and related	32,617	32,647	96,579	98,623
Club operating	26,189	28,761	74,218	82,115
General and administrative	4,995	5,677	14,799	15,917
Depreciation and amortization	7,752	8,782	23,486	25,535

	71,553	75,867	209,082	222,190

Operating income	9,759	10,904	29,111	37,540
Loss on extinguishment of debt	—	—	—	7,773
Interest expense	4,112	6,760	12,398	17,106
Interest income	(38)	(179)	(116)	(397)

Income from continuing operations before provision for corporate income taxes	5,685	4,323	16,829	13,058
Provision for corporate income taxes	2,846	1,989	8,060	6,004

Income from continuing operations	2,839	2,334	8,769	7,054
Loss on discontinued operations, net of income tax benefit of $478 and $562 for the three and nine months ended September 30, 2002 respectively	(710)	—	(826)	—
Cumulative effect of a change in accounting principle, net of income tax benefit of $612	—	—	(689)	—

Net income	2,129	2,334	7,254	7,054
Accreted dividends on preferred stock	(2,958)	(1,631)	(8,552)	(9,269)

Net income (loss) attributable to common stockholders	$(829)	$703	$(1,298)	$(2,215)

TOWN SPORTS INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the nine months ended September 30, 2002 and 2003
All figures $’000
(Unaudited)

	Nine Months Ended
	September 30,

	2002	2003

Cash flows from operating activities:
Net income	$7,254	$7,054

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,768	25,535
Goodwill impairment write-off	1,301	—
Club closure costs	1,095	—
Compensation expense in connection with stock options	901	207
Noncash rental expense, net of noncash rental income	1,278	1,311
Share of net income in affiliated companies	(523)	(592)
Loss on extinguishment of debt	—	7,773
Amortization of debt issuance costs	1,435	1,300
Change in certain working capital components	9,804	12,215
Decrease (increase) in deferred tax asset	(2,485)	2,079
Decrease (increase) in deferred membership costs	(418)	48
Other	136	542

Total adjustments	36,292	50,418

Net cash provided by operating activities	43,546	57,472

Cash flows from investing activities:
Capital expenditures, net of effects of acquired business in 2002	(34,324)	(29,131)
Proceeds from sale of equipment	—	153
Acquisition of business	(348)	—
Intangible and other assets	287	—
Landlord contributions	3,467	617

Net cash used in investing activities	(30,918)	(28,361)

Cash flows from financing activities:
Proceeds from 9 5/8% Senior Note Offering	—	255,000
Repayment of 9 3/4% Senior Notes	—	(125,000)
Premium paid on extinguishment of debt and other costs	—	(4,064)
Redemption of redeemable senior preferred stock	—	(66,977)
Transaction costs related to 9 5/8% Senior Notes	—	(9,597)
Net line of credit repayment	(12,000)	(14,500)
Net subordinated credit (repayments) borrowings	2,810	(9,000)
Repurchase of Series B preferred stock	—	(583)
Repayments of borrowings	(3,833)	(4,157)

Net cash provided by (used in) financing activities	(13,023)	21,122

Net increase (decrease) in cash and cash equivalents	(395)	50,233
Cash and cash equivalents at beginning of period	5,458	5,551

Cash and cash equivalents at end of period	$5,063	55,784

Summary of change in certain working capital components, net of effects of acquired businesses:
Decrease in accounts receivable	384	331
Decrease (increase) in inventory	(117)	345
Decrease (increase) in prepaid expenses, prepaid income taxes, and other current assets	(999)	647
Increase in accounts payable and accrued expenses	6,159	9,200
Increase in deferred revenue	4,377	1,692

Net changes in working capital	$9,804	$12,215